UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

Apria, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was made by or on behalf of Apria, Inc. on February 8, 2022.

All,

Following my commitment to share news on the Owens & Minor (O&M) transition, I am excited to provide this update.

Our opportunity to be part of the O&M family is a testament to your hard work and dedication to building our business and being a vital part of the healthcare solution. It is what O&M is most excited about: our people.

Our path ahead provides a greater opportunity for the company, and even more opportunities for the dedicated individuals here. While Apria’s daily priorities remain unchanged – improving the quality of life for our patients at home – together, we can accelerate our mission to serve an even larger patient population with a complementary portfolio to O&M’s existing Byram Healthcare business.

We expect this acquisition to close in first half of 2022, subject to customary closing conditions. Once the deal is completed, the Apria and Byram businesses will form a new segment for O&M called Patient Direct, which I will lead. In the meantime, I know you have a lot of questions.

Here’s what I can share now.

It will be business as usual for all of us. The key to our success has been – and will continue to be – our team members. And speaking of team members, O&M refers to all employees as teammates—as the company shared while celebrating its recent 140th anniversary, a fun fact is that in 1990, Owens & Minor employees were renamed by G. Gilmer Minor, III (4th generation of Minors in leadership). He decided that if the company was going to function as a team, then they should be called teammates. We have witnessed this team environment firsthand in our discussions with O&M to date, and our Apria teammates are approaching this integration work in the same manner.

With a transaction of this size, the integration process will take time. In the coming months, Apria and O&M will establish a transition-planning team that will focus on developing an integration plan that creates the most capable and energetic team in the industry.

As I continue to build relationships with key O&M executives and learn more about how our partnership will deliver significant value to our patients and for you, I will be back in touch. In the meantime, I ask that you continue to focus on your day-to-day responsibilities and on providing our patients with the industry-leading service they expect from Apria.

You all have done an amazing job with recent challenges in past years, and I am confident we are all ready to move forward together in what promises to be a bright future for all of us.

Dan Starck

CEO

Reminders:

•  All company communications must remain internal and should not be shared with anyone outside of Apria.

•  Until closing, Apria and O&M remain separate and independent companies. Limit your engagement with O&M to approved integration planning activities and ordinary course business activities.

•  Please direct any questions or inquiries you receive to Employee_Questions@apria.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Apria, Inc.’s (“Apria”) expectations regarding the proposed acquisition of Apria by Owens & Minor Inc. (the “proposed merger”) and the future performance and financial results of Apria’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Apria cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Apria, are necessarily estimates reflecting the judgment of Apria’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Apria’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed merger; the inability to complete the proposed merger due to the failure to obtain approval of Apria’s stockholders for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from Apria’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Apria’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the COVID-19 public health emergency, product and related recalls; the profitability of Apria’s capitation arrangements; renegotiation or termination of Apria’s contracts; reimbursements by payors; our reliance on relatively few vendors; competition in the home healthcare industry; the inherent risk of liability in the provision of healthcare services; and reductions in Medicare and Medicaid and commercial payor reimbursement rates.

Additional factors that could cause Apria’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Apria’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in Apria’s other filings with the Securities and Exchange Commission (“SEC”). These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Apria’s filings with the SEC. Apria undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Apria will file with the SEC and furnish to Apria’s stockholders a proxy statement, a preliminary version of which has been filed with the SEC on February 7, 2022, and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Apria’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through Apria’s website at www.apria.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Apria may be deemed “participants” in the solicitation of proxies from stockholders of Apria in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Apria in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Apria’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Current Report on Form 8-K filed with the SEC on May 6, 2021.

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